2005 APPENDIX
TO THE
ECC CAPITAL CORPORATION
EXECUTIVE BONUS PLAN
FOR
JOHN KOHLER

Participant	Performance Targets/Bonus Awards
John Kohler, Executive Vice President, Capital Markets and Secondary Marketing	1. Mr. Kohler shall be eligible to
receive a performance bonus of $500,000
upon reaching a level of $5,000,000,000
in total securitizations and whole loan
sales during the period from February
18, 2005 through December 31, 2005
(“Performance Target Period”) on or
prior to December 31, 2005.
2. Mr. Kohler shall be eligible to
receive an additional performance bonus
of $500,000 upon reaching a level of
$8,000,000,000 in total securitizations
and whole loan sales during the
Performance Target Period on or prior
to December 31, 2005.